UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 24, 2007

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)
Registrant’s telephone number, including area code (678) 336-2500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On January 8, 2008, AtheroGenics, Inc. (the “Company”) issued $11,488,000 in aggregate principal amount of its 4 1/2% Convertible Notes due 2011 (the “2011 Notes”) to certain holders (the “Holders”) of $17,500,000 in aggregate principal amount of its 4 1/2% Convertible Notes due 2008 (the “2008 Notes”). The 2011 Notes were issued under an Indenture (the “Indenture”) dated July 11, 2007 between the Company and The Bank of New York Trust Company of Florida N.A., as Trustee (the “Trustee”).

     The terms of the 2011 Notes are substantially similar to the 2008 Notes including the same customary events of default, except that the 2011 Notes will mature in March 2011 as opposed to September 2008. The 2011 Notes, like the 2008 Notes, bear interest at an annual rate of 4 1/2%, payable semiannually in arrears on March 1 and September 1.

     Like the 2008 Notes, the 2011 Notes are convertible into shares of the Company’s common stock (“Shares”) at any time prior to the close of business on the final maturity date, subject to the Company’s right to redeem the 2011 Notes prior to their maturity. The initial conversion rate for the 2011 Notes is 65.1890 Shares per $1,000 principal amount of 2011 Notes. The conversion rate is subject to adjustment in the event of certain transactions, including the payment of stock dividends, subdivision or combination of the Shares, extraordinary distributions to holders of the Shares and certain tender offers for the Company’s Shares. The conversion rate may also be increased at the discretion of the Company’s board of directors.

Item 3.02  Unregistered Sales of Equity Securities.

  On December 24, 2007, the Company agreed with the Holders of the 2008 Notes to exchange $17,500,000 in aggregate principal amount of 2008 Notes beneficially owned by the Holders for (i) $11,488,000 of  2011 Notes and (ii) $5,468,750.02 in cash consideration.

  As the 2011 Notes were exchanged by the Company with certain existing noteholders exclusively and solely for 2008 Notes, the transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 3(a)(9) thereof. No sales of securities of the same class as the 2011 Notes have been or are to be made by the Company by or through an underwriter at or about the same time as the exchange for which the exemption is claimed. No consideration has been, or is to be, given, directly or indirectly, to any person in connection with the transaction, except for payments by the Company of the fees and expenses of its legal advisors, financial advisors and the Trustee under the Indenture under which the 2011 Notes were issued. No Holder has made or will be requested to make any cash payment to the Company in connection with the exchange, and the Company will not receive any proceeds from the issuance of the 2011 Notes.

  The information included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 3.02.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: January 9, 2008	By:	/s/MARK P. COLONNESE
Mark P. Colonnese Executive Vice President, Commercial Operations and Chief Financial Officer